UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2025

QUIDELORTHO CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	001-41409	87-4496285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 552-1100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act if 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 4.01    Changes in Registrant's Certifying Accountant.

Under the supervision of the Audit Committee (the “Audit Committee”) of the Board of Directors of QuidelOrtho Corporation (the “Company”), management recently conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2025. The Company invited several public accounting firms to participate in this process, including Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm for the fiscal year ended December 29, 2024. As a result of this process, on February 28, 2025, the Audit Committee approved the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2025. This action effectively dismissed E&Y as the Company’s independent registered public accounting firm, effective as of February 28, 2025.

The audit report of EY on the Company’s consolidated financial statements as of and for the fiscal years ended December 29, 2024 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 29, 2024 and December 31, 2023 and subsequent interim period through February 28, 2025, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in their reports on the financial statements for such years.

During the Company’s fiscal years ended December 29, 2024 and December 31, 2023 and subsequent interim period through February 28, 2025, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the adverse opinion on the effectiveness of the Company’s internal control over financial reporting included in EY’s report on the Company’s internal control over financial reporting, dated February 27, 2025. EY’s report noted that the Company identified material weaknesses related to (i) revenue, accounts receivable and accrued rebates due to undue reliance on information generated from certain software solutions and design and operating deficiencies related to management review controls, and (ii) insufficient controls over the evaluation of all available evidence to assess realizability of deferred tax assets. In addition, during the period ended December 29, 2024, the Company also identified an interim material weakness relating to the design and operating effectiveness of management’s review controls over certain key assumptions that were utilized to determine fair value of reporting units in the Company’s interim goodwill impairment assessment conducted in the first quarter of 2024. In the fourth quarter of 2024, the Company conducted its annual goodwill impairment assessment for all reporting units and concluded that this interim material weakness was fully remediated as of December 29, 2024.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided EY with a copy of the foregoing disclosures and requested that EY furnish the Company with a letter addressed to the Securities and Exchange Committee stating whether EY agrees with such disclosures. A copy of EY’s letter, dated March 3, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K (“Form 8-K”).

During the Company’s fiscal years ended December 29, 2024 and December 31, 2023 and subsequent interim period through February 28, 2025, neither the Company, nor any party on behalf of the Company, consulted with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by KPMG that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is furnished with this Form 8-K:

Exhibit Number	Description of Exhibit
16.1	Letter from Ernst & Young LLP, dated March 3, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2025

QUIDELORTHO CORPORATION

By:	/s/ Joseph M. Busky
Name:	Joseph M. Busky
Its:	Chief Financial Officer